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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of El Paso Natural Gas Company of (i) our report dated September 19, 1997 appearing on page F-2 of DeepTech International Inc.'s Annual Report on Form 10-K/A for the year ended June 30, 1997, (ii) our report dated September 19, 1997 appearing on page F-29 of DeepTech International Inc.'s Form 10-K/A relating to the financial statements of Leviathan Gas Pipeline Company for the year ended June 30, 1997, (iii) our report dated March 2, 1998 appearing on page F-2 of Leviathan Gas Pipeline Partners, L.P.'s Form 10-K for the year ended December 31, 1997, and (iv) our report dated March 2, 1998 appearing on F-27 of Leviathan Gas Pipeline Partners, L.P.'s Form 10-K relating to the financial statements of Viosca Knoll Gathering Company for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/S/  PRICEWATERHOUSECOOPERS LLP

HOUSTON, TEXAS

JULY 15, 1998